UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2023
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer; Departure of Chief Financial Officer

On December 1, 2023, Arista Networks, Inc. (the “Company”) announced the appointment of Chantelle Breithaupt to serve as the Company’s Senior Vice President, Chief Financial Officer. Ms. Breithaupt will join the Company on or about January 4, 2024 and will formally assume the duties of the Company's principal financial officer and principal accounting officer immediately following the filing of the Company's Form 10-K for the fiscal year ending December 31, 2023.

Ms. Breithaupt, age 51, has served as Senior Vice President and Chief Financial Officer of Aspen Technology from March 2021 to present. Prior to Aspen Technology, Chantelle spent 7 years with Cisco Systems Inc. She held multiple leadership positions at Cisco, most recently as Senior Vice President, Finance from January 2021 to March 2021, Vice President of Finance – Customer Experience/Services from August 2018 to January 2021, Vice President – Finance, Americas from October 2017 to August 2018 and Senior Director – Operational Finance from April 2014 to August 2015. Before Cisco, Chantelle worked with GE for 17 years, where she held progressive, executive global finance roles. Ms. Breithaupt holds an Honors Business Administration degree from Wilfrid Laurier University (Canada).

The Company entered into offer letters with Ms. Breithaupt to memorialize her employment (collectively, the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, Ms. Breithaupt will commence employment on or about January 4, 2024 in the temporary role as Senior Vice President, Chief of Staff. In this role, Ms. Breithaupt will receive an annual base salary of $315,000. Subject to necessary corporate approvals, Ms. Breithaupt will receive a grant of restricted stock units covering shares of the Company common stock having a value of $10 million (“RSUs”) under the Company’s 2014 Equity Incentive Plan (the “Plan”). Such RSUs will vest as to 25% on the Company's first vesting date after the one-year anniversary of the vesting commencement date, and then 1/16 quarterly thereafter over a total of approximately four years, subject to Ms. Breithaupt’s continued service to the Company through each vesting date. Further, immediately following the filing of the Company’s Form 10-K for the fiscal year ending December 31, 2023, subject to necessary corporate approvals, Ms. Breithaupt will be appointed the Company’s Chief Financial Officer. In this role, Ms. Breithaupt’s salary will remain the same and she will also be eligible to participate in the Company’s corporate bonus program for executive officers. Additionally, subject to necessary corporate approvals, Ms. Breithaupt will receive a grant of performance-based restricted stock units covering shares of the Company’s common stock having a value of $2 million (“PSUs”) under the Plan. The PSUs will cover four 1-year performance periods. For 2024, the performance targets for the PSUs will be the same as the Company’s other executive officers other than the Chief Executive Officer. Ms. Breithaupt will receive a relocation bonus of $50,000 once she commences working full-time at the Company’s corporate headquarters.

In addition, in connection with the appointment as Chief Financial Officer, the Company will enter into a severance agreement with Ms. Breithaupt. The severance agreement provides that if Ms. Breithaupt’s employment is involuntarily terminated other than for “cause” (as defined in the severance agreement) or if Ms. Breithaupt resigns for “good reason” (as defined in the severance agreement) then, subject to her execution of a release of claims, Ms. Breithaupt will receive continuing payments of her base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Ms. Breithaupt remained employment with us for 12 months following her termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.

The Letter Agreement and severance agreement between Ms. Breithaupt and the Company are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and is incorporated herein by reference.

There are no family relationships between Ms. Breithaupt and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Breithaupt that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Ms. Breithaupt and any other persons pursuant to which she will be appointed as an executive officer of the Company.

Resignation of Ita Brennan as Chief Financial Officer

As previously disclosed on the Company’s Current Report on Form 8-K filed on July 31, 2023, Ita Brennan, the Company’s Senior Vice President, Chief Financial Officer, notified the Company of her intention to retire in 2024. Ms. Brennan intends to transition from her position as the Company’s Senior Vice President, Chief Financial Officer to serve in an advisory capacity effective as of immediately following the filing of the Company’s Form 10-K for the fiscal year ending December 31, 2023 and plans to formally retire from the Company on March 1, 2024. Ms. Brennan’s decision was not the result of any disagreement with the Company.

Resignation of Andy Bechtolsheim as Chairman of the Board and as Chief Development Officer; Transition to Chief Architect

On December 1, 2023, Andy Bechtolsheim, the Chairman of the Company’s Board of Directors (the “Board”) and the Company’s Chief Development Officer, notified the Company that effective December 1, 2023 he will be resigning as a director, as Chairman of the Board, and as Chief Development Officer, and will be transitioning to the role of Chief Architect where he will provide the Company with continued focus on advanced architectures for AI, silicon and optics related networking, reporting to Kenneth Duda, the Company’s Chief Technology Officer and Senior Vice President, Software Engineering. Mr. Bechtolsheim’s decision to leave the Board and the position of Chief Development Officer is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Kenneth Duda to the Board of Directors

Effective as of December 1, 2023, the Board appointed Kenneth Duda, the Company’s Chief Technology Officer and Senior Vice President, Software Engineering to fill the vacancy created by Mr. Bechtolsheim’s resignation from the Board to serve as a Class I director with a term expiring at Arista’s 2024 annual meeting of stockholders.

There are no family relationships between Mr. Duda and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Duda and any other persons pursuant to which he was selected as a director of the Company. In addition, Mr. Duda does not have any interest or transaction that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

Appointment of Jayshree Ullal as the Chairperson of the Board

Effective as of December 1, 2023, the Board appointed Jayshree Ullal, the Company’s Chief Executive Officer and President and member of the Board, to serve as the Chairperson of the Board.

Appointment of Hugh Holbrook as Chief Development Officer

Effective as of December 1, 2023, Hugh Holbrook, the Company’s Group Vice President, Software Engineering, was promoted to Chief Development Officer, reporting to Kenneth Duda, the Company’s Chief Technology Officer and Senior Vice President, Software Engineering.
ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Letter Agreement by and between the Company and Chantelle Breithaupt, dated October 15, 2023
10.2	Form of Severance Agreement by and between the Company and Chantelle Breithaupt
99.1	Press Release dated December 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

December 1, 2023	By: /s/ MARC TAXAY
Marc Taxay
Senior Vice President and General Counsel